Exhibit 10.1

AMENDMENT
TO
STOCK AND NOTES PURCHASE AGREEMENT

This AMENDMENT TO THE STOCK AND NOTES PURCHASE AGREEMENT is dated as of April 29, 2008 (the "Amendment"), and is entered into in reference to that certain Stock and Notes Purchase Agreement, dated as of November 16, 2007 (the "Agreement"), by and among China Recycling Energy Corporation, a Nevada corporation (the "Company"), Sifang Holdings Co., Ltd., a company organized under the laws of the Cayman Islands ("Sifang"), Shanghai TCH Energy Technology Co., Ltd., a wholly-foreign-owned enterprise organized under the laws of the People’s Republic of China ("TCH" and together with the Company and Sifang, the "Company Group"), Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the laws of the Cayman Islands ("CAGP"), and CAGP III Co-Investment, L.P., a limited partnership organized under the laws of the Cayman Islands (together with CAGP, each, an "Investor" and collectively, the "Investors").

RECITALS

WHEREAS, pursuant to the Initial Closing under the Agreement, the Investors purchased and the Company sold to the Investors a 10% secured convertible promissory note in the principal amount of $5,000,000 (the "First Note");

WHEREAS, the Agreement also contemplated the following transactions contingent upon the satisfaction of certain conditions specified in the Agreement: (i) the proposed subscription by the Investors of 4,066,706 shares of Common Stock, at the price of $1.23 per share for an aggregate purchase price of $5,002,048, and (ii) the proposed issuance and sale by the Company to the Investors of a 5% secured convertible promissory note in the principal amount of $15,000,000;

WHEREAS, the Company and the Investors have decided to restructure said transactions by entering into this Amendment in order to provide as follows:

(i)

at the Second Closing, the Investors will subscribe for, and the Company will issue to the Investors, 4,066,706 shares of Common Stock at the price of $1.23 per share for an aggregate purchase price of $5,002,048, as originally contemplated under the Agreement,

(ii)

at the Second Closing, the Investors will agree to convert all of the Principal Amount under the First Note (and waive any accrued interest thereon) into 4,065,040 shares of Common Stock at the conversion price per share of $1.23, pursuant to the terms and conditions of the First Note,

(iii)

at the Second Closing, the Company will agree to issue and sell to the Investors, and the Investors will purchase from the Company, a 5% secured convertible promissory note in the principal amount of $5,000,000, substantially in the form attached hereto as Attachment 1,

(iv)

the Company will grant to the Investors an option to purchase a 5% secured convertible promissory note in the principal amount of $10,000,000, substantially in the form attached hereto as Attachment 2, exercisable by the Investors at any time within nine (9) months following the date of the Second Closing, and

(v)

modify, delete or waive, as applicable, certain terms and conditions of the Agreement in order to effect the transactions described above.

WHEREAS, the Company and the Investors intend for this Amendment to eliminate the obligation of the Company under the Agreement to issue and sell, and the Investors to purchase, a 5% secured convertible promissory note in the principal amount of $15,000,000 as originally contemplated in the Agreement, in favor of the transactions described above; and

WHEREAS, the parties intend for the Second Closing to take place simultaneously with the execution and delivery of this Agreement.

WITNESSETH

NOW THEREFORE, in consideration of the above recitals and promises made in this Amendment, the parties hereby agree as follows:

SECTION 1. Incorporation by Reference; Definitions. The entire Agreement is incorporated herein by reference, and all terms used but not defined herein shall have the meaning ascribed to them in the Agreement. Except as amended hereby, or as otherwise amended, the Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

SECTION 2. Amendment of the Agreement. Company and Investors hereby agree to amend the Agreement as follows:

(a)

The Recitals of the Agreement will be deleted in their entirety and replaced with the following:

"The Company proposes to issue, and the Investors propose to purchase, (i) a senior secured convertible note in the principal amount of $5,000,000, substantially in the form attached hereto as Exhibit A (the "First Note"), (ii) 4,066,706 shares (the "Shares") of common stock, US$0.001 par value, of the Company (the "Common Stock"), and (iii) a senior secured convertible note in the principal amount of $5,000,000, substantially in the form attached hereto as Exhibit B (the "Second Note"), pursuant to the terms and subject to the conditions of this Agreement. The First Note and Second Note are sometimes referred to as the "Notes." The Company proposes to grant to the Investors an option to purchase a senior secured convertible note in the principal amount of $10,000,000, substantially in the form attached hereto as Exhibit E (the "Option Note"), which option shall be exercisable at the sole discretion of the Investors and at anytime within nine (9) months of the date of the Second Closing (as defined below)."

(b)

Section 2.1(b) of the Agreement will be deleted in its entirety and replaced with the following:

"(b)     at the Second Closing (as defined below), (i) the Company will issue and sell to the Investors, and the Investors will subscribe for and purchase, the Shares, for an aggregate purchase price of US$5,002,048.38 (the "Share Purchase Price"), (ii) the Investors will convert all of the Principal Amount under the First Note (and waive any accrued interest thereon) into 4,065,040 shares of Common Stock at the conversion price per share of $1.23, in accordance with the terms and conditions of the First Note, and (iii) the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the Second Note, for an aggregate purchase price of US$5,000,000 (the "Second Note Purchase Price"). The Second Note will be secured by a perfected first priority Lien on 50% of all of the equity interests of the pledgor under the Share Pledge Agreement."

(c)

Section 2.1(c) of the Agreement will be deleted in its entirety.

(d)

Section 2.2(b) of the Agreement will be deleted in its entirety and replaced with the following:

"(b)     Second Closing. The consummation of the sale and issuance of the Shares and the sale and purchase of the Second Note pursuant to Section 2.1(b) (the "Second Closing"; for purposes of this Agreement, any reference to a "Closing" shall mean either of the Initial Closing or the Second Closing, as the context requires) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 6 and Section 8 hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing. If at the Second Closing any of the closing conditions specified in Section 6 and Section 8 of this Agreement shall not have been fulfilled, the Investors shall, at their election, be relieved of all of their further obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment. At the Second Closing, the Company shall deliver to the Investors a certificate or certificates representing the Shares (or through its share transfer agent as applicable) and the Second Note, duly executed, and the Investors shall pay the Share Purchase Price and the Second Note Purchase Price within 10 days of the Second Closing, by check or wire transfer to a bank account designated in writing by the Company prior to the Second Closing. The Shares shall be allocated among each Investor in accordance with Exhibit G hereto.

(e)

Section 2.2(c) of the Agreement will be deleted in its entirety.

(f)

Section 3.15 of the Agreement will be modified so that reference to the "Third Closing" in the second sentence of Section 3.15 shall be changed to "Second Closing."

(g)

Section 5.4 of the Agreement will be deleted in its entirety and replaced with the following:

"Authorizations. The Company Group shall have obtained all authorizations, approvals, waivers, Permits or filings of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and each of the other Transaction Documents, including without limitation any filings, authorizations, approvals, waivers or Permits that are required in connection with the lawful issuance of the First Note (in the case of the Initial Closing) and the Shares and the Second Note (in the case of the Second Closing), as applicable, pursuant to this Agreement and all such filings, authorizations, approvals, waivers and Permits shall be effective as of applicable Closing."

(h)

Section 6.4 of the Agreement will be deleted in its entirety and replaced with the following:

"Zheng Transaction Payment. In connection with the issuance of Common Stock to Hanqiao Zheng pursuant to that Common Stock Purchase Agreement in respect of the Zheng Transactions, the first, second and third payment installment thereunder shall have been paid to the Company."

(i)

Section 7 of the Agreement will be deleted in its entirety and replaced with the following:

"7.

Option.

7.1

Grant of Option. The Company hereby, subject to the terms and conditions of this Agreement, voluntarily, irrevocably and exclusively grants the Investors and/or their designees an option (the "Option") to purchase, at the Investors’ sole and absolute discretion, a senior secured convertible note, issued by the Company, in the principal amount of $10,000,000, substantially in the form attached hereto as Exhibit E (the "Option Note").

7.2

Exercise Period. Subject to the conditions set forth herein, the Option may be exercised by the Investors, in whole and not in part, at any time after the Second Closing, and, unless previously exercised as herein provided, will expire at 5:00 p.m., Eastern Standard Time, on the nine (9) month anniversary of the date of the Second Closing (the "Option Expiration Date").

7.3

Exercise of Option. In the event that the Investors wish to exercise the Option, the Investors shall send a written notice to the Company at the address set forth in Section 11.7, at least five (5) Business Days prior to the date of the intended exercise, such notice to specify the date and place for closing for such exercise (the "Option Exercise Date"), which may in no event be later than the Option Expiration Date. The place of the closing of the Option exercise shall take place remotely via the exchange of documents and signatures or at such place as the Company and the Investors shall mutually agree upon, orally or in writing.

7.4

Deliverables on Option Exercise Date. At the Option Exercise Date, the Company shall issue and deliver to the Investors, and the Investors shall purchase from the Company, the Option Note, duly executed, for an aggregate purchase price of US$10,000,000, which consideration shall be paid by the Investors to the Company within ten (10) days of the Option Exercise Date, by check or wire transfer to a bank account designated in writing by the Company.

7.5

No Commitment. For the avoidance of doubt, the Option is a right exercisable by the Investors in their sole and absolute discretion and is not intended to impose any obligation whatsoever on the Investors or its affiliates to exercise such right or purchase the Option Note. The Company agrees to indemnify and hold harmless the Investors and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified persons may become subject arising out of or in connection with the Option or any claim (including, for example, detrimental reliance), litigation, investigation or proceeding relating to the foregoing, and to reimburse each such indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing."

(j)

Section 8 of the Agreement will be deleted in its entirety and replaced with the following:

"Conditions of the Company’s Obligations at each Closing. The obligations of the Company to consummate each Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the conditions that (i) the representations and warranties of the Investors contained in Section 4 shall be true, complete and not misleading in all material respects when made, and shall be true, complete and not misleading in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing and (ii) the Investors shall have paid the First Note Purchase Price (in the case of the First Closing), the Shares Purchase Price and the Second Note Purchase Price (in the case of the Second Closing), each as contemplated in Section 2.2 hereof. For the avoidance doubt, the obligation of the Company to consummate the transactions under each Closing shall not be relieved or modified by any waiver by the Investors of the applicable closing conditions set forth in Section 5 through Section 6."

(k)

Section 10.1(c) of the Agreement will be deleted in its entirety.

(l)

Section 10.3(b) of the Agreement will be deleted in its entirety.

(m)

Section 10.3(c) of the Agreement will be deleted in its entirety.

(n)

Exhibit B to the Agreement will be deleted in its entirety and replaced with Attachment 1.

(o)

Attachment 2 shall constitute a new Exhibit E to the Agreement.

SECTION 3.     Miscellaneous.

3.1

Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, including, without limitation, amending the other Transaction Documents, and to carry into effect the intents and purposes of this Amendment.

3.2

Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Amendment. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

3.3

Number and Gender. All words and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require or as otherwise appropriate in view of their context.

3.4

Captions. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Amendment, nor as evidence of the intention of the parties hereto.

3.5

Severability. The provisions of this Amendment are severable. The invalidity, in whole or in part, of any provision of this Amendment shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Amendment with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

3.6

Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Amendment, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorney’s fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

3.7

Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed as an original; when executed, separately or together, all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

3.8

Entire Agreement. The Agreement, as modified by this Amendment, (together with the Transaction Documents and other documents referred to therein) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior oral and written correspondence, conversations, negotiations, agreements and understandings relating to the same subject matter.

3.9

Amendment. Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the parties hereto.

3.10

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Amendment, upon any breach or default of any other party under this Amendment, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Amendment, or any waiver on the part of any party of any provisions or conditions of this Amendment, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Amendment, under the Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11

Waiver and Extension of Time. Any party hereto may by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this Amendment or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Amendment or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Amendment. No waiver of any term, provision or condition of this Amendment, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Amendment.

3.12

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

3.13

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Amendment, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the parties hereto, provided that each Investor may assign its rights and obligations to an Affiliate of such Investor without consent of the other parties under this Amendment. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:

CHINA RECYCLING ENERGY CORPORATION

By:
Name:
Title:

Signature page continued on next page

S-1

THE INVESTORS:	For and on behalf of:
CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:
Name:
Title:

For and on behalf of:

CAGP III CO-INVESTMENT, L.P.

By:
Name:
Title:

S-2

Attachment 1

FORM OF SECOND NOTE

Attachment 2

FORM OF OPTION NOTE